Exhibit 99-1

NewLake Capital Partners Reports Third Quarter 2024 Financial Results

Third Quarter 2024 Revenue Totaled $12.6 Million, an Increase of 9.3% Year-Over-Year

Third Quarter 2024 Net Income Attributable to Common Stockholders Totaled $6.4 Million, Funds from Operations Totaled $10.3 Million, and Adjusted Funds from Operations Totaled $10.8 Million

Conference Call and Webcast Scheduled for November 14, 2024, at 11 a.m. Eastern Time

New Canaan, CT, November 13, 2024 /GLOBE NEWSWIRE/ — NewLake Capital Partners, Inc. (OCTQX: NLCP) (the “Company” or “NewLake”), a leading provider of real estate capital to state-licensed cannabis operators, today announced its financial results for the third quarter ended September 30, 2024.

The cannabis industry continues to move through a transformative period, and we are pleased to have delivered another solid quarter of results, declaring a third-quarter dividend of $0.43 per share of common stock, equivalent to an annual dividend of $1.72 per share, with a payout ratio of 84%,” said Anthony Coniglio, NewLake’s President and Chief Executive Officer. “With the president-elect expressing support for Adult Use, Schedule 3 and legislation that would decriminalize cannabis at the federal level, we remain optimistic about cannabis reform and the prospects for growth as we supply much needed capital to this dynamic industry.”

Third Quarter 2024 Financial and Operational Highlights

◦Revenue totaled $12.6 million.
◦Net income attributable to common stockholders totaled $6.4 million.
◦Funds From Operations (“FFO”)(1) totaled $10.3 million.
◦Adjusted Funds From Operations (“AFFO”)(1) totaled $10.8 million.
◦Cash and cash equivalents as of September 30, 2024, were $19.8 million, with $12.2 million committed to fund building and tenant improvements.
◦Declared a third quarter dividend of $0.43 per common share, equivalent to an annualized dividend of $1.72 per common share.
◦For the three months ended September 30, 2024, the Company funded approximately $2.6 million of building and tenant improvements across four properties.
◦Collected approximately 97% of contractual rent during the quarter, inclusive of applying one month escrow deposit as described below.

Comparison to the third quarter ended September 30, 2023(2)

◦Revenue totaled $12.6 million, as compared to $11.5 million, an increase of 9.3% year-over-year.
◦Net income attributable to common stockholders totaled $6.4 million, as compared to $6.0 million.
◦FFO totaled $10.3 million, as compared to $9.6 million, an increase of 6.5% year-over-year.
◦AFFO totaled $10.8 million, as compared to $10.1 million, an increase of 6.7% year-over-year.

Nine Months Ended September 30, 2024 Financial and Operational Highlights

Comparison to the nine months ended September 30, 2023(2)

◦Revenue totaled $37.6 million, as compared to $34.3 million, an increase of 9.7% year-over-year.
◦Net income attributable to common stockholders totaled $20.1 million, as compared to $17.6 million.
◦FFO totaled $31.4 million, as compared to $28.6 million, an increase of 9.5% year-over-year.
◦AFFO totaled $32.7 million, as compared to $29.9 million, an increase of 9.5% year-over-year.
◦For the nine months ended September 30, 2024, the Company funded approximately $14.0 million of improvement allowances across four properties.

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(1) FFO and AFFO are presented on a dilutive basis.
(2) Comparison financial results were impacted by the non-payment of contractual rent from one tenant in 2023.

Investment Activity
Acquisitions
The following table presents the Company’s investment activity for the nine months ended September 30, 2024 (in thousands):

Tenant	Market	Site Type	Closing Date	Real Estate Acquisition Costs
C3 Industries	Connecticut	Cultivation	May 7, 2024	$3,993
Total				$3,993
Real Estate Commitments
Improvement Allowances
The following table presents the funded commitments and the remaining unfunded commitments for the nine months ended September 30, 2024 (in thousands):

Tenant	Market	Site Type	Closing Date		Funded Commitments	Unfunded Commitments
Ayr Wellness, Inc.	Pennsylvania	Cultivation	June 30, 2022		$750	$—
C3 Industries	Connecticut	Cultivation	May 7, 2024		600	11,424
C3 Industries	Missouri	Cultivation	March 3, 2023	(1)	8,826	—
Mint	Arizona	Cultivation	June 24, 2021		3,788	800	(2)
Total					$13,964	$12,224

(1) Funded commitments and unfunded commitments relate to the Missouri cultivation facility expansion project.
(2) Effective June 6, 2024, the lease agreement was amended to include an additional commitment of $800 thousand.
Condition of Our Tenants
During the fourth quarter of 2023, we amended our leases with: a) Revolutionary Clinics as part of a restructuring of their business, the receipt of new third-party capital and new management, and b) Calypso in connection with their sale to Canvas Acquisition Corporation. Both tenants experienced recent operating challenges impacting their ability to pay rent as described below. We are currently in discussion with these tenants and have reserved all rights under the lease agreements.
Revolutionary Clinics
Revolutionary Clinics continued to pay approximately 50% of the contractual rent for the three months ended September 30, 2024. Furthermore Revolutionary Clinics continued to pay 50% of the contractual rent in October 2024.
Calypso Enterprises
Calypso Enterprises did not pay its September and October contractual rent due under its lease agreement. We held an escrow deposit amounting to approximately six months of contractual rent payments and we applied approximately $299 thousand from this escrow deposit to cover the outstanding September 2024 rent. Additionally, in accordance with the lease agreement, we suspended our obligation to fund the remaining improvement allowance of approximately $1.0 million until all outstanding rent is paid and the escrow deposit is replenished.

Financing Activity

Revolving Credit Facility

As of September 30, 2024, the Company had approximately $7.6 million in borrowings under the Revolving Credit Facility and $82.4 million in funds available to be drawn, subject to sufficient collateral in the borrowing base. The facility bears interest at a fixed rate of 5.65% for the first three years and thereafter a variable rate based upon the greater of (a) the Prime Rate quoted in the Wall Street Journal (Western Edition) (“Base Rate”) plus an applicable margin of 1.0% or (b) 4.75%.
The facility is subject to certain liquidity and operating covenants and includes customary representations and warranties, affirmative and negative covenants, and events of default. As of September 30, 2024, the Company was in compliance with the covenants under the agreement.
At the Market Equity Program
As of September 30, 2024, the Company has not issued any shares under the ATM Program.
Dividend
On September 12, 2024, the Company’s Board of Directors declared a third quarter 2024 cash dividend of $0.43 per share of common stock, equivalent to an annualized dividend of $1.72 per share of common stock. The dividend was paid on October 15, 2024, to stockholders of record at the close of business on September 30, 2024, and represents an AFFO payout ratio of 84%.

Recent Developments

Funded Commitments

Subsequent to September 30, 2024, the Company funded approximately $0.4 million of building and tenant improvements for its cultivation facility in Connecticut.

Conference Call and Webcast Details:

Management will host a conference call and webcast at 11:00 a.m. Eastern Time on November 14, 2024, to discuss its quarterly financial results and answer questions about the Company's operational and financial highlights for the third quarter ended September 30, 2024.

Event:	NewLake Capital Partners Inc. Third Quarter 2024 Earnings Call
Date:	Thursday, November 14, 2024
Time:	11:00 a.m. Eastern Time
Live Call:	1-877-407-3982 (U.S. Toll-Free) or +1-201-493-6780 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1687129&tp_key=b98af5f570

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until November 28, 2024, and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 13748695.

About NewLake Capital Partners, Inc.

NewLake Capital Partners, Inc. is an internally-managed real estate investment trust that provides real estate capital to state-licensed cannabis operators through sale-leaseback transactions and third-party purchases and funding for build-to-suit projects. NewLake owns a portfolio of 32 properties comprised of 15 cultivation facilities and 17 dispensaries that are leased to single tenants on a triple-net basis. For more information, please visit www.newlake.com.

Forward-Looking Statements

This press release contains “forward-looking statements.” Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “project,” “continue” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs and expectations. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. All of our statements regarding anticipated growth in our funds from operations, adjusted funds from operations, anticipated market conditions, and results of operations are forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Use of Non-GAAP Financial Information

FFO and AFFO are supplemental non-GAAP financial measures used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income attributable to common stockholders to FFO and AFFO and definitions of terms are included at the end of this release.

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Contact Information:
Lisa Meyer
Chief Financial Officer, Treasurer and Secretary
NewLake Capital Partners, Inc.
lmeyer@newlake.com

Investor Contact:
Valter Pinto, Managing Director
KCSA Strategic Communications
Valter@KCSA.com
PH: (212) 896-1254

Media Contact:
Ellen Mellody, Senior Vice President
KCSA Strategic Communications
EMellody@KCSA.com
PH: (570) 209-2947

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share amounts)

	September 30, 2024	December 31, 2023
Assets:
Real Estate
Land	$21,717	$21,397
Building and Improvements	408,548	390,911
Total Real Estate	430,265	412,308
Less Accumulated Depreciation	(41,417)	(31,999)
Net Real Estate	388,848	380,309
Cash and Cash Equivalents	19,833	25,843
In-Place Lease Intangible Assets, net	18,290	19,779
Loan Receivable, net (Current Expected Credit Loss of $128 and $167, respectively)	4,872	4,833
Other Assets	2,736	2,528
Total Assets	$434,579	$433,292

Liabilities and Equity:

Liabilities:
Accounts Payable and Accrued Expenses	$1,253	$1,117
Revolving Credit Facility	7,600	1,000
Loan Payable, net	—	1,000
Dividends and Distributions Payable	9,009	8,385
Security Deposits	8,995	8,616
Rent Received in Advance	668	990
Other Liabilities	130	227
Total Liabilities	27,655	21,335

Commitments and Contingencies

Equity:

Preferred Stock, $0.01 Par Value, 100,000,000 Shares Authorized, 0 Shares Issued and Outstanding, respectively	—	—
Common Stock, $0.01 Par Value, 400,000,000Shares Authorized, 20,511,508 and 20,503,520 Shares Issued and Outstanding, respectively	205	205
Additional Paid-In Capital	446,466	445,289
Accumulated Deficit	(47,008)	(40,909)
Total Stockholders' Equity	399,663	404,585

Noncontrolling Interests	7,261	7,372
Total Equity	406,924	411,957

Total Liabilities and Equity	$434,579	$433,292

NEWLAKE CAPITAL PARTNERS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue:
Rental Income	$12,276	$11,297	$36,657	$33,637
Interest Income from Loans	134	131	399	390
Fees and Reimbursables	144	63	562	256
Total Revenue	12,554	11,491	37,618	34,283

Expenses:
Property Expenses	128	78	179	228
Depreciation and Amortization Expense	3,726	3,568	10,920	10,698
General and Administrative Expenses:
Compensation Expense	1,169	1,173	3,554	3,450
Professional Fees	475	300	1,120	986
Other General and Administrative Expenses	433	389	1,307	1,309
Total General and Administrative Expenses	2,077	1,862	5,981	5,745
Total Expenses	5,931	5,508	17,080	16,671

Provision for Current Expected Credit Loss	12	—	38	—

Income From Operations	6,635	5,983	20,576	17,612

Other Income (Expense):
Other Income	80	178	262	607
Interest Expense	(177)	(95)	(388)	(284)
Total Other Income (Expense)	(97)	83	(126)	323

Net Income	6,538	6,066	20,450	17,935

Net Income Attributable to Noncontrolling Interests	(116)	(108)	(363)	(312)

Net Income Attributable to Common Stockholders	$6,422	$5,958	$20,087	$17,623

Net Income Attributable to Common Stockholders Per Share - Basic	$0.31	$0.28	$0.98	$0.83

Net Income Attributable to Common Stockholders Per Share - Diluted	$0.31	$0.28	$0.98	$0.83

Weighted Average Shares of Common Stock Outstanding - Basic	20,578,838	21,199,638	20,558,754	21,330,046

Weighted Average Shares of Common Stock Outstanding - Diluted	20,975,718	21,582,314	20,956,515	21,710,101

Non-GAAP Financial Information

Funds From Operations

The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as follows: net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Other REITs may not define FFO in accordance with the NAREIT definition or may interpret the current NAREIT definition differently and therefore the Company’s computation of FFO may not be comparable to such other REITs.

Adjusted Funds From Operations

The Company calculates AFFO by starting with FFO and adjusting for non-cash and certain non-recurring transactions, including non-cash components of compensation expense and the effect of provisions for credit loss. Other REITs may not define AFFO in the same manner and therefore the Company’s calculation of AFFO may not be comparable to such other REITs. You should not consider FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

The table below is a reconciliation of net income attributable to common stockholders to FFO and AFFO for the three and nine months ended September 30, 2024 and 2023 (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income Attributable to Common Stockholders	$6,422	$5,958	$20,087	$17,623
Net Income Attributable to Noncontrolling Interests	116	108	363	312
Net Income	6,538	6,066	20,450	17,935

Adjustments:
Real Estate Depreciation and Amortization	3,722	3,568	10,907	10,698
FFO Attributable to Common Stockholders - Diluted	10,260	9,634	31,357	28,633
Provision for Current Expected Credit Loss	(12)	—	(38)	—
Stock-Based Compensation	449	379	1,223	1,060
Non-cash Interest Expense	67	71	202	211
Amortization of Straight-line Rent Expense	(1)	—	(2)	—
AFFO Attributable to Common Stockholders - Diluted	$10,763	$10,084	$32,742	$29,904

FFO per share – Diluted	$0.49	$0.45	$1.50	$1.32

AFFO per share – Diluted	$0.51	$0.47	$1.56	$1.38